UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

McKesson Corporation

(Exact name of Registrant as specified in its charter)

Delaware	94-3207296
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Post Street

San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Notes due 2020 1.625% Notes due 2026	New York Stock Exchange LLC New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-215763

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

McKesson Corporation (the “Registrant”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement relating to the Registrant’s Floating Rate Notes due 2020 (the “Floating Rate Notes”) and 1.625% Notes due 2026 (the “Fixed Rate Notes,” and, together with the Floating Rate Notes, the “Notes”), dated February 7, 2018 (the “Prospectus Supplement”) to a prospectus dated January 27, 2017 (the “Prospectus”) contained in the Registrant’s effective Registration Statement on Form S-3 (Registration No. 333-215763) (the “Registration Statement”), which Registration Statement was filed with the Commission on January 27, 2017, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are €250,000,000 aggregate principal amount of the Floating Rate Notes and €500,000,000 aggregate principal amount of the Fixed Rate Notes. The information with respect to the Notes required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “United States Federal Income Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

The following exhibits are filed herewith and are incorporated by reference:

4.1	Indenture, dated as of December 4, 2012, by and between McKesson Corporation and Wells Fargo Bank, National Association, as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the Commission on December 4, 2012, is incorporated herein by reference).

4.2	Officer’s Certificate, dated as of February 12, 2018, with respect to the Floating Rate Notes due 2020 and the 1.625% Notes due 2026 (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the Commission on February 12, 2018, is incorporated herein by reference).

4.3	Form of Floating Rate Note due 2020 (included in Exhibit 4.2 above).

4.4	Form of 1.625% Note due 2026 (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 13, 2018	McKesson Corporation

	By:	/s/ John G. Saia
John G. Saia
Associate General Counsel and Corporate Secretary